EXHIBIT 3(A)

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

NUMBER                                       CUSIP NO. 92825Q 10 2
                                                                          SHARES

                                    VIS' OPPS
                                 MARKETING, INC.

                   Authorized Common Stock: 200,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

               -Shares of VIS' OPPS MARKETING INC, Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrant.

     Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

     /s/  "Susan Pelland"                             /s/  "Edison Ho"
     --------------------                             ----------------
                Secretary                                    President

                                      SEAL

Not valid unless countersigned by transfer agent

                                                    Countersigned Registered:
                                                NEVADA AGENCY AND TRUST COMPANY
                                               50 WEST LIBERTY STREET, SUITE 880
                                                     RENO, NEVADA, 89501

                                                By
                                                  ------------------------------
                                                       Authorized Signature



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